SciMar Ltd.

SUBSCRIPTION AGREEMENT

The securities offered hereby are highly speculative involving significant risks. This investment is suitable only for persons who can afford to lose their entire investment.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in the United States under this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. No sale may be made to persons in Canada who are not “accredited investors” unless the investor is an “eligible investor” under the offering memorandum exemption of National Instrument 45-106 – Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”).

The Issuer is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by each subscriber in connection with this offering to determine compliance with this requirement.

If the Subscriber is not a resident of the United States or Canada, the Subscriber will be asked to confirm that they are in full compliance with the laws of Subscriber's jurisdiction, in connection with any invitation to subscribe for the Offered Shares or any use of this Subscription Agreement, including, without limitation, (1) the legal requirements within Subscriber’s jurisdiction for the purchase of the Subject Offered Shares, (2) any foreign exchange restrictions applicable to such purchase, (3) any governmental or other consents that may need to be obtained, and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Subject Offered Shares. Subscriber's subscription and payment for and continued beneficial ownership of the Subject Offered Shares will not violate any applicable securities or other laws of Subscriber's jurisdiction.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials made available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Issuer or any of its officers, employees, or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Issuer and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant, and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Issuer reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the offering materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since that date.

This agreement (the “Agreement”) is made as of the date set forth below by and between the undersigned (the “Subscriber”) and the Issuer, and is intended to set forth certain representations, covenants and agreements between subscriber and the Issuer with respect to the offering (the “Offering”) for sale by the Issuer of shares of its voting common shares (the “Shares”) as described in the Issuer’s offering circular (the “Offering Circular”), a copy of which has been delivered to the Subscriber. The shares are also referred to herein as the “Securities.”

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from SciMar Ltd. (the “Issuer”) that number of Class A Voting Common Shares of the Issuer (the “Shares”) set out below at a price of (U.S.) $5.50 per Share (the “Offering”). The Subscriber must invest a minimum of (U.S.) $99.00; however, the Issuer reserves the right to waive this minimum in its sole discretion. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Shares”.

Subscriber Information ●	Shares to be Purchased Number of Shares: ●
(Name of Subscriber)

Account Reference (if applicable):
Aggregate Subscription Price: $● (the “Subscription Amount”, plus wire fees if applicable)
(Signature of Subscriber – if the Subscriber is an Individual)

(Signature of Authorized Signatory – if the Subscriber is not an Individual)

(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

(SSN, or other Tax Identification Number of the Subscriber)

(Subscriber’s Address, including city and Zip/Postal Code)

(Telephone Number) (Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Account Reference, if applicable)

(SSN, or other Tax Identification Number of Disclosed Principal)

Register the Shares as set forth below: (Name to Appear on Share Certificate) (Account Reference, if applicable) (Address, including Zip/Postal Code)

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Private Placement Subscription Agreement (including the Terms and Conditions and Exhibits attached hereto) as of the ______ day of_____________, 202___.

SCIMAR LTD.

Per:
Mick Lautt, Chief Executive Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR CLASS A VOTING COMMON SHARES OF
SCIMAR LTD.

1.	SUBSCRIPTION

1.1                On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on page 2 hereof at a price per Share of $5.50 (such subscription and agreement to purchase being the “Subscription”) for aggregate proceeds of the Subscription Amount shown on page 2 of this subscription agreement (the “Agreement”), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. The Subscriber must invest a minimum of $99.00.

1.2                The Issuer hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

2.	Payment

2.1                The Subscription Amount must accompany this Subscription and shall be paid by a check make payable to “SciMar Ltd.”, or transmitted by ACH, credit, debt, wire transfer to the Issuer pursuant to the wiring instructions provided by the Issuer. The Subscriber authorizes the Issuer to treat the Subscription Amount as an interest free loan until the closing of the Offering (the “Closing”) and the Subscriber authorizes the Issuer to release the Subscription Amount to the Issuer prior to the Closing.

2.2                The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount, and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

3.	Documents Required from ISSUER AND Subscriber

3.1                The Subscriber must complete, sign, and return to the Issuer an executed copy of this Agreement. In addition, as part of the subscription process the Subscriber will be required to complete and deliver one of the following additional documents:

3.2                The Subscriber shall complete, sign, and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law, including without limitation, one of the following documents:

(a)	for residents of the United States, a United States Purchaser Questionnaire (the “U.S. Questionnaire”); or
(b)	for Canadian residents, a Canadian Purchaser Questionnaire with applicable Risk Acknowledgement Form (the “Canadian Questionnaire”, and together with the U.S. Questionnaire, the “Questionnaires”).

3.3                Both parties to this Agreement acknowledge and agree that Taylor McCaffrey LLP and Nauth LPC have acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer, Taylor McCaffrey LLP and Nauth LPC have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer, Taylor McCaffrey LLP and Nauth LPC that the Subscriber has sought independent legal advice or waives such advice.

4.	Acknowledgements and Agreements of Subscriber

4.1                The Subscriber acknowledges and agrees that:

(a)	the decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer;
(b)	the Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaires, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer;
(c)	there are risks associated with the purchase of the Shares;
(d)	all of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuer with such information;
(e)	the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaires, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaires, as applicable;
(f)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:
(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and
(ii)	applicable resale restrictions;
(g)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local, or foreign tax law of the Subscriber’s acquisition or disposition of the Shares;
(h)	the Issuer is not a reporting issuer as that term is defined in applicable securities legislation nor will it become a reporting issuer in any jurisdiction in Canada following completion of the Offering and, as a result the Issuer will not be subject to the continuous disclosure requirements under the securities legislation of Canada, including the requirements relating to the production and filing of audited financial statements and other financial information;
(i)	the Issuer is relying on exemptions from the prospectus requirements as set out in NI 45-106 and other applicable securities laws which, among other restrictions, imposes a transfer restriction to the effect that, for so long as the Issuer is not a reporting issuer, all securities are subject to restrictions on transfer that are contained in the Issuer’s constating documents, and further imposes a requirement to legend certificates representing the Shares to reflect such transfer restriction;
(j)	the Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares;

(k)	no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of any of the Shares;
(l)	there is no government or other insurance covering any of the Shares;
(m)	there are restrictions under Canadian securities laws on the Subscriber’s ability to resell the Shares to a person resident in Canada and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares;
(n)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever;
(o)	no commission or finder’s fee has been or shall be paid to any director, officer, founder or control person of the Issuer or of an affiliate of the Issuer in connection with the issuance of the Shares hereunder;
(p)	if the Subscriber is resident in or subject to the laws of Canada, the Issuer has made sufficient inquiry into and has obtained all relevant information and documentation required in order to assess and accept the Subscriber’s qualification as either an accredited or eligible investor under NI 45-106;
(q)	the Subscriber acknowledges that the price of the Shares was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value; and
(r)	the Issuer has engaged Texture Capital Inc. as the broker-dealer (the “Broker-Dealer”) to offer the shares to prospective investors in the United States on a best efforts basis. The Issuer has agreed to pay the Broker-Dealer selling commissions of one percent (1.0%) of the gross offering proceeds, up to a maximum of $550,000, and two percent (2%) of the gross offering proceeds from the sale of Shares sold to Subscribers that the Broker-Dealer contacted directly to assist in closing a subscription or receiving subscription funds, up to a maximum of U.S.$1,000,000. In addition, in exchange for the Broker-Dealer introducing the Offering to its network of prospective investors, the Issuer will pay the Broker-Dealer a total commission of five percent (5%) of the aggregate amount raised as a direct result of such introductions, up to a maximum of $2,000,000
5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1                The Issuer represents and warrants to the Subscriber that the following are true as of the Closing (and acknowledges that the Subscriber is relying upon those representations and warranties in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein):

(a)	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all the necessary corporate power, authority and capacity required: (i) to carry on its business as presently conducted and as presently proposed to be conducted; and (ii) to enter into this Agreement, and to perform its obligations hereunder. The Issuer is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, affairs, operations, assets (including intellectual property and other intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), property or capital of the Issuer, whether or not arising in the ordinary course of business and whether or not attributable to any change in conditions relating to economic, financial, currency, exchange, market or otherwise (a “Material Adverse Effect”).
(b)	The execution, delivery and performance by the Issuer of this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms except as limited by (i) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights; and (ii) the effect of rules of law governing the availability of equitable remedies, and will not violate or conflict with the terms of any restriction, agreement or undertaking of the Issuer.
(c)	The execution, delivery and performance of this Agreement by the Issuer and the completion of the transactions contemplated in this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of: (i) any of the terms, conditions or provisions of the articles of the Issuer or any resolution of the shareholders or directors of the Issuer; (ii) any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party; (iii) any judgement, order, writ or decree of any court or governmental entity; or (iv) any applicable law. The execution, delivery and performance of the Agreement by the Issuer and the completion of the transactions contemplated in this Agreement will not result in the creation of any lien, charge or encumbrance upon any assets of the Issuer or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Issuer.
(d)	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Issuer, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1                The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber has concurrently herewith completed, executed and delivered Exhibit A;
(b)	no “bad actor” Disqualification Event is applicable to the Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable;
(c)	if the Subscriber is resident outside of Canada and the United States:
(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Shares;
(ii)	the Subscriber is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;
(iii)	the applicable laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares;
(iv)	the purchase of the Shares by the Subscriber does not trigger:
A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and
(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;
(d)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;
(e)	the Subscriber, if a resident of the United States: (i) is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act or (ii) the Subscription Amount set out above, together with any other amounts previously used to purchase Shares under this Offering, does not exceed ten percent (10%) of the greater of the Subscriber’s annual income and net worth;
(f)	the Subscriber, if a resident of Canada, is: (i) an “Accredited Investor” within the meaning of NI 45-106 or (ii) an “Eligible Investor” under the offering memorandum exemption of NI 45-106;
(g)	to the extent the Subscriber has any questions with respect to its eligibility to subscribe for Shares, it has sought professional advice and is not relying on any representation by the Issuer or its counsel;
(h)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;
(i)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;
(j)	the Subscriber has received and carefully read this Agreement;
(k)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment;
(l)	the Subscriber has made an independent examination and investigation of an investment in the Shares and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Shares and the Issuer;
(m)	the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;
(n)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Shares,
(ii)	that any person will refund the purchase price of any of the Shares, or
(iii)	as to the future price or value of any of the Shares; and
(o)	the Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement, such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor, including without limit, a U.S. Questionnaire or Canadian Questionnaire, as applicable.

(i)
7.	REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON

7.1                The Issuer and the Subscriber each acknowledge that the acknowledgements, representations and warranties made by it contained herein are made with the intention that they may be relied upon by the parties and their legal counsel in determining (i) the Subscriber’s willingness to purchase the Shares and (ii) the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements, representations, and warranties contained herein and in the Questionnaires and other supporting documents provided by the Subscriber are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8.	RESALE RESTRICTIONS

8.1                The Subscriber acknowledges that any resale of the Shares in Canada will be subject to resale restrictions contained in Canadian securities legislation applicable to the Issuer, the Subscriber, and any proposed transferee.

9.	LEGENDING AND REGISTRATION OF SUBJECT SHARES

9.1                The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares may bear a legend referencing any applicable resale restrictions in Canada.

9.2                The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement the restrictions on transfer set forth and described in this Agreement.

10.	COLLECTION OF PERSONAL INFORMATION

10.1             The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Issuer to (a) stock exchanges or securities regulatory authorities, (b) the Issuer’s registrar and transfer agent, (c) Canadian or U.S. tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)	the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this subscription, including any Canadian provincial securities commissions and/or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Issuer owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Issuer, if applicable, and the date of distribution of the Shares,

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation, and
(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws.
11.	COSTS

11.1             The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12.	GOVERNING LAW

12.1             This Agreement is exclusively governed by the laws of the Province of Manitoba and the federal laws of Canada applicable thereto. The Subscriber, in its personal capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Manitoba.

13.	SURVIVAL

13.1             This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive, and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14.	ASSIGNMENT

14.1             This Agreement is not transferable or assignable.

15.	FUNDS

15.1             Unless otherwise indicated, all funds are set out in U.S. dollars.

16.	SEVERABILITY

16.1             The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.	ENTIRE AGREEMENT

17.1             Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations, or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

18.	CONTRACTUAL RIGHTS OF CANCELLATION AND RESCISSION

18.1             The Subscriber shall have the right to cancel this agreement to purchase Shares by sending a notice to the Issuer by midnight on the second business day after signing this Agreement.

18.2             The following additional contractual rights of action are available if the Subscriber is not a Canadian resident, or in the case of a Canadian Subscriber, only if the applicable securities legislation in the jurisdiction in which the Subscriber resides does not provide statutory rights in the event of misrepresentation in an offering circular. If there is a misrepresentation in the offering circular, the Subscriber will have a contractual right to sue the Issuer, (a) to cancel this agreement to buy Shares or (b) for damages. This contractual right is available whether or not the Subscriber relied on the misrepresentation; however, in an action for damages, the amount that may be recovered will not exceed the subscription price paid for the Shares and will not include any part of the damages that the Issuer proves does not represent the depreciation in value of the Shares resulting from the misrepresentation. The Issuer has a defence if it proves that the Subscriber knew of the misrepresentation when the Shares were purchased.

18.3             If the Subscriber intends to rely on the rights described in (a) or (b) above, it must do so within strict time limitations. The Subscriber must commence an action to cancel this subscription agreement within 180 days after the agreement is signed by the Subscriber. The Subscriber must commence an action for damages within the earlier of 180 days after learning of the misrepresentation and 3 years after the subscription agreement is signed.

19.	NOTICES

19.1             All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by electronic mail or facsimile. Notices to the Subscriber and the Issuer shall be directed to the addresses set out in this Agreement.

20.	COUNTERPARTS AND ELECTRONIC MEANS

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic mail or facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set fort

[End of Subscription Agreement]